Exhibit 99.1

QUANTUM NEWS RELEASE

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Immediate Release

Quantum names Former vmware cfo paul auvil to board of directors

SAn JOSE, Calif., Aug. 29, 2007 - Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that Paul Auvil has been appointed to Quantum's board of directors, effective Aug. 23, 2007. Auvil is a former CFO at VMware and currently serves as CFO at Proofpoint. He has more than 20 years of experience in finance, technology and corporate leadership and has also held executive positions at Vitria Technology and VLSI Technology.

"In addition to his financial expertise, Paul brings a broad range of experience to Quantum's board, including his leadership in growing both hardware and software businesses," said Rick Belluzzo, chairman and CEO of Quantum. "This will be particularly valuable as we focus on expanding Quantum's disk-based backup, data de-duplication and replication portfolio and our data management software solutions."

Auvil joined Proofpoint, a leader in unified e-mail security and data loss prevention, as CFO in March 2006. Before Proofpoint, Auvil was an entrepreneur-in-residence for six months with Benchmark Capital, evaluating investments and advising portfolio companies. For four years prior to Benchmark, Auvil served as CFO of virtualization leader VMware, where he played an important role in helping the company evolve from a promising start-up to one of the fastest growing companies in the history of the software industry. During his tenure, VMware increased its annual revenues from $30 million to more than $700 million while exceeding its quarterly financial targets for 15 consecutive quarters.

Prior to joining VMware, Auvil served four years as CFO at Vitria Technology, executing both initial and secondary public offerings and leading the acquisition of XML Solutions, Inc. Earlier in his career, he spent 10 years at VLSI Technology, where he held a number of different positions as he rose through the company, ultimately becoming vice president and general manager of the $120 million Internet and Secure Products Division.

Auvil holds three patents in digital video compression in Japan and has one patent in the U.S. for a variable-width, PCI-compatible on-chip serial data bus.

About Quantum
Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers' evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to Mr. Auvil's experience being particularly valuable in expanding Quantum's disk-based backup, data de-duplication and replication portfolio and our data management software solutions, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, unforeseen technical limitations, unexpected changes in market conditions, the ability of competitors to introduce new solutions that compete more successfully with our solutions, and unanticipated changes in customers' needs or requirements. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," on pages 12 to 21 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 13, 2007, and those described in any subsequently filed reports. Such reports contain and identify important factors that could cause actual events and results to differ materially from those contained in our projections or forward-looking statement. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.